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                                                                      EXHIBIT 23
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                       Consent of Independent Auditors
                       -------------------------------



To the Board of Directors
of  BayBanks, Inc.:

We consent to the inclusion in the Form 8-K dated January 16, 1996, and to the incorporation by reference in the registration statements (Nos. 33-29515, 33-52571, 33-61721 and 33-57723) on Forms S-3 and in the registration statements (Nos. 33-23407, 33-1899, 33-11186, 33-64462, 33-65850 and 33-66012)
on Forms S-8 of Bank of Boston Corporation of our report dated January 24, 1995, with respect to the consolidated balance sheets of BayBanks, Inc. and subsidiaries as of December 31, 1994, and 1993, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1994.

/s/ KPMG PEAT MARWICK LLP

Boston, Massachusetts
January 11, 1996